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                                                                      EXHIBIT 11


                     INFORMATION RESOURCE ENGINEERING, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
               For the Three Months Ended March 31, 1996 and 1997




                                                                                         1996           1997
                                                                                         ----           ----
          Primary
          -------

          Net loss                                                                  $  (923,446)   $(1,424,145)
                                                                                    ===========    ===========

          Average common shares outstanding                                           4,911,395      5,459,240

          Dilutive effect of stock options and warrants                                 --               --
                                                                                    -----------    -----------

          Weighted average number of common shares outstanding                        4,911,395      5,459,240
                                                                                    ===========    ===========

          Loss per common share                                                     $      (.19)   $      (.26)
                                                                                    ===========    ===========

          Assuming full dilution
          ----------------------

          Net loss                                                                  $  (923,446)   $(1,424,145)
                                                                                    ===========    ===========

          Weighted average number of common shares outstanding                        4,911,395      5,459,240

          Additional dilutive effect of stock options and warrants                        --             --
                                                                                    -----------    -----------
          Weighted average number of common shares outstanding                        4,911,395      5,459,240
                                                                                    ===========    ===========

          Loss per common share assuming full dilution                              $      (.19)   $      (.26)
                                                                                    ===========    ===========



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